UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2026
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Frontier Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4545 Airport Way
Denver, CO 80239
(720) 374-4550
(Address of principal executive offices, including zip code, and Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On June 24, 2026, Frontier Airlines, Inc. (“Frontier”), a wholly owned subsidiary of Frontier Group Holdings, Inc. (the “Company”), and Barclays Bank Delaware (“Barclays”) entered into a Seventh Amendment (the “Seventh Amendment”) to the Amended and Restated Frontier Airlines, Inc. Credit Card Affinity Agreement (as amended, the “Credit Card Affinity Agreement”), pursuant to which members of the Company’s Frontier MilesTM loyalty program earn travel miles for making purchases using a FRONTIER Airlines World MasterCard® issued by Barclays. The Credit Card Affinity Agreement provides for joint marketing, grants certain benefits to co-branded credit cardholders (“Cardholders”) and allows Barclays to market using the Company’s customer database. Cardholders earn travel miles under the Frontier MilesTM program and the Company sells travel miles at agreed-upon rates to Barclays and earns fees from Barclays for the acquisition, retention and use of the co-branded credit card by Cardholders.
Pursuant to the Seventh Amendment, the term of the Credit Card Affinity Agreement has been extended from December 31, 2029 to June 30, 2037. The Seventh Amendment also modifies certain other terms including but not limited to, enhancements to the net compensation expected to be earned by Frontier under the Credit Card Affinity Agreement as well as providing for pre-paid consideration, which was slightly better than anticipated and was received by Frontier prior to the end of June 2026.
In connection with the Seventh Amendment, Frontier’s pre-purchased miles facility’s (the “Facility”) aggregate maximum facility amount increased from $200 million to $375 million, with the actual facility size subject to certain program requirements measured on a semi-annual basis. Consistent with the Credit Card Affinity Agreement, the Seventh Amendment extended the term of the Facility to June 30, 2037 and requires payback of any borrowed amounts under the Facility beginning June 2036 in 12 equal monthly installments. Further, the Seventh Amendment amended certain of the Facility’s financial covenants.
The preceding description is qualified in its entirety by reference to the full text of the Seventh Amendment, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent responsive to this Item 2.03.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this Current Report on Form 8-K should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “strive,” “guidance” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements that identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (including in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties disclosed from time to time in the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: June 30, 2026	By:	/s/ Howard M. Diamond
Howard M. Diamond
Executive Vice President, Legal and Corporate Affairs